Exhibit 99.1

F45 Training Holdings Inc. Reports Third Quarter Fiscal 2021 Results

AUSTIN, Texas – November 12, 2021 – F45 Training Holdings Inc. (“F45” or the “Company”) (NYSE:FXLV), the fastest growing fitness franchisor in the world according to Entrepreneur, today announced financial results for the fiscal third quarter ended September 30, 2021.

“We delivered another solid quarter with continued strength in New Franchise Sold and significant recovery in studio Visits, particularly in the United States – our most important growth market. Furthermore, we continue to be encouraged by the health of our studio backlog and how it positions us to continue to execute on our new studio opening strategy. With approximately 1,400 Total Franchises Sold but not yet open studios, we believe we are well positioned to achieve our ambitious unit growth targets,” said Adam J. Gilchrist, President, CEO and Chairman of F45.

He continued: “We recently announced several exciting milestones that we believe will help accelerate our growth into the future, including the expansion of our partnership with the U.S. Military; our collaboration with OneSpaWorld, which brings the F45 experience to the high seas; and finally, the entry into a definitive agreement to acquire Vive Active, which will strengthen our business through the addition of a disruptive and innovative fitness brand to our portfolio.”

Q3 2021 Compared to Q3 2020 Fiscal Highlights

•	Total revenue increased 24% to $27.2 million.

•	Same store sales increased 6% globally and 67% in the United States.

•	System-wide sales increased 33% to $99.4 million.

•	System-wide visits increased 17% to 6.4 million.

•	Net Initial studio openings totaled 63 compared to 101 in the prior year period.

•	Net Franchises Sold totaled 210 compared to 155 in the prior year period.

•	Reported loss from operations of $90.6 million.

•	Adjusted EBITDA increased 37% to $10.1 million.(1)

(1)	Please refer to explanation of non-GAAP financial measure for Adjusted EBITDA.

Results for the Third Quarter Ended September 30, 2021

Total revenue increased $5.2 million, or 24%, to $27.2 million from $22.0 million as compared to the third quarter last year.

•

Franchise revenue increased $4.4 million, or 32%, to $18.5 million from $14.1 million in the prior year period. The increase in franchise revenue was driven by the increase in establishment and other franchise-related fees. The increased revenue from new franchisees more than offset the negative impact of approximately $1 million of credits provided to temporary COVID-related studio closures, primarily in Australia and Asia.

•

Equipment and merchandise revenue increased $0.8 million, or 10%, to $8.7 million from $7.9 million in the prior year period. The increase in equipment and merchandise revenue was driven by increased sales of World Packs and Top-Up Packs, which more than offset the approximately $3 million negative impact related to delays in the delivery of World Packs to certain studios.

Gross profit increased $5.1 million, or 35%, to $19.8 million from $14.7 million as compared to the third quarter of last year. Gross profit margin of 72.8% represented an increase of 580 basis points from the same period last year, primarily due to a higher mix of franchise revenue.

Selling, general and administrative (“SG&A”) expenses were $110.5 million, compared to $10.1 million in the third quarter last year. The increase in SG&A expense was primarily due to significant one-time expenses, including an approximately $85.7 million increase in stock-based compensation and the acceleration of RSUs related to the Company’s IPO.

Loss from operations was $90.6 million, compared to income from operations of $4.6 million in the third quarter last year.

Interest expense was $41.9 million, compared to $0.5 million in the third quarter last year. The increase was due to higher interest expense related to increased borrowings and one-time charges related to the write-off of $23.7 million of unamortized debt discount on the Company’s convertible notes and interest payments related to the early termination of our Subordinated Credit Agreement.

Net loss was $130.2 million, compared to net income of $2.4 million in the third quarter last year.

Adjusted EBITDA was $10.1 million, compared to $7.4 million in the third quarter last year. Adjusted EBITDA margin of 37.2% represented an increase of 361 basis points from the same period last year.

Balance Sheet and Liquidity Overview

As of September 30, 2021, the Company had approximately $52.6 million of cash and cash equivalents, and no debt outstanding. This compares to $29.0 million of cash and equivalents and $243 million of total debt outstanding, in the prior year period.

As of September 30, 2021, the Company had approximately $88.5 million of capacity under its revolving credit facility.

Financial Outlook

For the year ending December 31, 2021, the Company is increasing the low end of the range for net New Franchises Sold and net Initial Studio Openings.

•	Full-year net New Franchises Sold of 830 to 850, compared to prior range of 800 to 850.

•	Full-year net Initial Studio Openings of 240 to 260, compared to prior range of 220 to 260.

While there remains considerable uncertainty regarding the global supply chain backdrop and delays at major shipping ports, the Company is maintaining its financial outlook for the year.

•	Full-year revenue between $132 million and $137 million.

•	Full-year Adjusted EBITDA between $50 million and $52 million.

The outlook above is based on the assumption that there is no change from the current estimated delivery dates for equipment and merchandise provided by the Company’s third-party logistics partners, as well as no significant worsening of the COVID-19 pandemic that materially impacts performance, including prolonged studio closures or other mandated operational restrictions.

Conference Call

A conference call to discuss the Company’s third quarter results is scheduled for November 12, 2021, at 8:30 A.M ET. To participate, please dial 844-200-6205 or +1 929-526-1599, for international callers, and use the passcode 991007. The call is also accessible via webcast at https://ir.f45training.com/. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 866-813-9403 or +44 204-525-0658, for international callers, and use the passcode 450466. An archive of the webcast will be available on F45 Training Holdings’ investor relations website.

About F45

F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. F45 utilizes proprietary technologies: a fitness programming algorithm and a patented technology-enabled delivery platform that leverages a rich content database of over 3,900 unique functional training movements to offer new workouts each day and provide a standardized experience across the Company’s global footprint.

Non-GAAP Financial Measures

In addition to reporting our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release presents certain other supplemental financial measures, including Adjusted EBITDA, which is a measurement that is not calculated in accordance with GAAP. Management believes that Adjusted EBITDA is useful to management as it allows investors to evaluate the effectiveness of our business strategies, make budgeting and capital allocation decisions, and compare our performance against that of other peer companies using similar measures. Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and adjusted to exclude the impact of sales tax liability, transaction expenses, certain legal costs and settlements, COVID-19 concessions, growth and new market development expense as well as certain other items identified as affecting comparability, when applicable. Adjusted EBITDA eliminates non-cash depreciation and amortization expense that results from our capital investments and intangible assets, as well as income taxes, which may not be comparable with other companies based on our tax structure. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance. Other companies may define Adjusted EBITDA differently and, as a result the Company’s measures of Adjusted EBITDA, it may not be directly comparable to those of other companies. A reconciliation of non-GAAP financial measures used in this press release to their nearest comparable GAAP financial measures is included at the end of this press release.

Financial Metrics and Other Data

This press release includes several key financial metrics and other data used by the Company management in assessing the Company’s results of operations:

“Initial Studio Openings” means the number of studios that were determined to be first opened during such period. We classify an Initial Studio Opening to occur in the first month in which the studio first generates monthly revenue of at least $4,500. Initial Studio Openings are not adjusted downward for studios that were temporarily closed due to the COVID-19 pandemic or otherwise.

“New Franchises Sold” means, for any specific period, the number of franchises sold during such period using the methodology set forth below for “Total Franchises Sold.”

“Open Studios” means the number of studios that were open for business as of a certain date. A studio may be classified as an Open Studio regardless of whether or not it generated minimum monthly revenue of $4,500. During the COVID-19 pandemic, a significant portion of our network was forced to temporarily close, which reduced the number of Open Studios. As studios re-open in accordance with state and local regulations, they are reflected in the Open Studios figures.

“Same store sales” means, for any reporting period, studio-level revenue generated by a comparable base of franchise studios, which we define as open studios that have been operating for more than 16 months.

“System-wide Sales” are defined as all payments made to our studios and includes payment for classes, apparel and other sales for a given period. We track System-wide Sales as an indication of the strength of our franchisee network.

“Total Franchises Sold” represents, as of any specified date, (i) the total number of signed franchise agreements in place as of such date for which an establishment fee has been paid and (ii) the total number of franchises committed in a multi-studio agreement in place as of such date for which an upfront payment has been made, in each case that have not been terminated. Each new franchise is included in the number of total franchises sold from the date on which such franchise first satisfies the condition in clause (i) or (ii) above, as applicable. total franchises sold includes franchise arrangements in all stages of development after signing a franchise agreement, and includes franchises with open studios. Franchises are removed from total franchises sold upon termination of the franchise agreement.

“Total Studios” as of any specified date, means the total cumulative Initial Studio Openings as of that date less cumulative permanent studio closures as of that date. Total Studios are not adjusted downward for studios that were temporarily closed due to the COVID-19 pandemic or otherwise.

“Visits” means the number of registered individual workouts for any specified period. A workout is registered when the consumer checks into a class.

Forward-Looking Statements

F45’s financial outlook and other statements in this press release that refer to future plans and expectations are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” “or negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to F45’s strategy, total addressable market and market opportunity, financial outlook, business plans, the pending acquisition of Vive Active and the anticipated benefits, future macroeconomic conditions, future impacts of the COVID-19 pandemic, and future products and services, also identify forward-looking statements. All forward-looking statements included in this press release are based on management’s expectations as of the date of this press release and, except as required by law, F45 disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: our dependence on the operational and financial results of, and our relationships with, our franchisees and the success of their new and existing studios; our ability to protect our brand and reputation; our ability to identify, recruit and contract with a sufficient number of qualified franchisees; our ability to execute our growth strategy, including through development of new studios by new and existing franchisees; our ability to manage our growth and the associated strain on our resources; our ability to successfully integrate any acquisitions, or realize their anticipated benefits; the high level of competition in the health and fitness industry; economic, political and other risks associated with our international operations; changes to the industry in which we operate; our reliance on information systems and our and our franchisees’ ability to properly maintain the confidentiality and integrity of our data; the occurrence of cyber incidents or a deficiency in our cybersecurity protocols; our and our franchisees’ ability to attract and retain members; our and our franchisees’ ability to identify and secure suitable sites for new franchise studios; risks related to franchisees generally; our ability to obtain third-party licenses for the use of music to supplement our workouts; certain health and safety risks to members that arise while at our studios; our ability to adequately protect our intellectual property; risks associated with the use of social media platforms in our marketing; our ability to obtain and retain high-profile strategic partnership arrangements; our ability to comply with existing or future franchise laws and regulations; our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness; our business model being susceptible to litigation; the increased expenses associated with being a public company; the occurrence of any event, change, or other circumstances that could give rise to the termination of the agreement to acquire Vive Active; the inability to timely complete or complete the Vive Active acquisition because of the failure to satisfy conditions to closing set forth in the acquisition agreement; the risk that the Vive Active transaction disrupts our current plans and operations and/or Vive Active as a result of the announcement, pendency or consummation of the transaction; the ability to successfully integrate the operations and employees of Vive Active into our operations; the ability to recognize the anticipated benefits of the Vive Active acquisition; and additional factors discussed in our filings with the Securities and Exchange Commission (the “SEC”). Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Detailed information regarding these and other factors that could affect F45’s business and results is included in F45’s SEC filings, including in the section titled “Risk Factors” in F45’s Final Prospectus dated July 14, 2021.

F45 Training Holdings Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts and share data)

(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$52,618	$28,967
Accounts receivable, net	15,326	9,582
Due from related parties	2,150	2,406
Inventories	17,252	4,485
Deferred costs	1,851	1,616
Prepaid expenses	10,653	2,891
Other current assets	5,209	2,452

Total current assets	105,059	52,399
Property and equipment, net	2,014	884
Deferred tax assets, net	6,703	7,096
Intangible assets, net	25,598	1,758
Deferred costs, net of current	13,081	11,215
Other long-term assets	14,166	5,165

Total assets	$166,621	$78,517

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$34,461	$18,657
Deferred revenue	8,787	3,783
Interest payable	143	250
Current portion of long-term debt	—	5,847
Income taxes payable	1,792	3,499

Total current liabilities	45,183	32,036
Deferred revenue, net of current	5,908	10,312
Long-term derivative liability	—	36,640
Long-term debt, net of current	—	236,186
Other long-term liabilities	4,615	4,890

Total liabilities	55,706	320,064
Commitments and contingencies (Note 12)
Convertible preferred stock, $0.0001 par value; 0 and 9,854,432 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively (Note 13)	—	98,544
Stockholders’ equity (deficit)
Common stock, $0.00005 par value; 90,554,571 and 29,281,514 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	4	1
Additional paid-in capital	659,977	11,456
Accumulated other comprehensive loss	(938)	(982)
Accumulated deficit	(373,408)	(175,846)
Less: Treasury stock	(174,720)	(174,720)

Total stockholders’ equity (deficit)	110,915	(340,091)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$166,621	$78,517

F45 Training Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share amounts and share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues:
Franchise (Related party: $2,472 and $43 for the three months ended September 30, 2021 and 2020, respectively, and $2,572 and $159 for the nine months ended September 30, 2021 and 2020, respectively)	$18,513	$14,067	$52,250	$39,766
Equipment and merchandise (Related party: $0 and $0 for the three months ended September 30, 2021 and 2020, respectively, and $0 and $328 for the nine months ended September 30, 2021 and 2020, respectively)	8,664	7,896	19,950	24,497

Total revenues	27,177	21,963	72,200	64,263
Costs and operating expenses:
Cost of franchise revenue (Related party: $0 and $40 for the three months ended September 30, 2021 and 2020, respectively, and $0 and $12 for the nine months ended September 30, 2021 and 2020, respectively)	1,486	1,997	4,162	6,591
Cost of equipment and merchandise (Related party: $1,534 and $355 for the three months ended September 30, 2021 and 2020, respectively, and $3,678 and $1,098 for the nine months ended September 30, 2021 and 2020, respectively)	5,752	5,247	12,672	14,410
Selling, general and administrative expenses	110,492	10,100	145,882	31,724

Total costs and operating expenses	117,730	17,344	162,716	52,725

(Loss) income from operations	(90,553)	4,619	(90,516)	11,538
Loss on derivative liabilities	—	—	48,603	—
Interest expense, net	41,897	534	59,165	1,333
Other income, net	(2,035)	(238)	(1,415)	(815)

(Loss) income before income taxes	(130,415)	4,323	(196,869)	11,020
(Benefit) provision for income taxes	(222)	1,974	693	3,536

Net (loss) income	$(130,193)	$2,349	$(197,562)	$7,484

Other comprehensive (loss) income
Unrealized (loss) gain on interest rate swap, net of tax	(7)	88	196	(639)
Reclassification to interest expense from interest rate swaps	464	—	464	—
Foreign currency translation adjustment, net of tax	(509)	138	(616)	(426)

Comprehensive (loss) income	$(130,245)	$2,575	$(197,518)	$6,419

Per share data:
Net (loss) income per common share
Basic and diluted	(1.52)	0.03	(4.10)	0.09
Weighted average common shares outstanding
Basic and diluted	85,463,755	58,000,000	48,214,724	58,000,000

F45 Training Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(197,562)	$7,484
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	195	279
Amortization of intangible assets	1,968	499
Amortization of deferred costs	1,330	975
Accretion and write-off of debt discount	31,585	—
Bad debt expense	5,417	3,400
Stock compensation expense	80,707	—
(Gain) loss on disposal of property, plant and equipment	(6)	—
Prepayment penalty included in interest expense	13,034	—
PPP loan forgiveness	(2,063)	—
Loss on derivative liability	48,603	—
Provision for inventory	147	251
Paid in kind interest accrual	12,851	—
Unrealized foreign currency transaction gains (losses)	333	(659)
Changes in operating assets and liabilities:
Due from related parties	178	—
Accounts receivable, net	(11,361)	(80)
Inventories	(7.120)	(2,476)
Prepaid expenses	(7,863)	1,673
Other current assets	(2,742)	(2,344)
Deferred costs	(2,534)	(3,616)
Other long-term assets	(9,274)	(4,675)
Accounts payable and accrued expenses	9,878	2,891
Deferred revenue	989	(13,507)
Interest payable	(107)	188
Income tax payable	(1.766)	1,391
Other long-term liabilities	425	(971)

Net cash used in operating activities	(34,758)	(9,297)

Cash flows from investing activities
Purchases of property and equipment	(1,465)	(307)
Disposal of property and equipment	—	3
Acquisition of Flywheel	(25,033)	—
Purchases of intangible assets	(872)	(601)

Net cash used in investing activities	(27,370)	(905)

Cash flows from financing activities
Borrowings under revolving facility	—	8,145
Proceeds from issuance of Common Stock, net of offering costs	277,753	—
Repayment of 1st Lien Loan	(33,688)	(2,250)
Repayment of 2nd Lien Loan	(137,443)	—
Prepayment of premium on 2nd Lien Loan	(13,034)	—
Deferred financing costs	(1,012)	—
Repayment of revolving facility	(7,000)	—
Proceeds from Paycheck Protection Program loan	—	2,062

Net cash provided by financing activities	85,576	7,957

Effect of exchange rate changes on cash and cash equivalents	203	(171)

Net decrease in cash and cash equivalents	23,651	(2,416)
Cash and cash equivalents at beginning of period	28,967	8,267

Cash and cash equivalents at end of period	$52,618	$5,851

Supplemental disclosures of cash flow information
Interest paid	14,143	803
Income taxes paid	1,771	—
Supplemental disclosure of noncash financing and investing activities:
Conversion of convertible debt and derivative liability into common stock	$191,519	$—
Deferred offering costs included in accounts payable and accrued expenses	—	1,030
Conversion of convertible preferred stock into common stock	98,544	—

SEGMENT INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2021			For the Three Months Ended September 30, 2020
	Revenue	Cost of revenue	Gross profit	Revenue	Cost of revenue	Gross profit (loss)
United States:
Franchise	$11,117	$1,047	$10,070	$6,245	$1,774	$4,471
Equipment and merchandise	4,162	2,239	1,923	3,583	1,857	1,726

	$15,279	$3,286	$11,993	$9,828	$3,631	$6,197

Australia:
Franchise	$4,330	$158	$4,172	$6,145	$248	$5,897
Equipment and merchandise	2,234	1,992	242	2,707	2,305	402

	$6,564	$2,150	$4,414	$8,852	$2,553	$6,299

Rest of World:
Franchise	$3,066	$281	$2,785	$1,677	$(25)	$1,702
Equipment and merchandise	2,268	1,521	747	1,606	1,085	521

	$5,334	$1,802	$3,532	$3,283	$1,060	$2,223

Consolidated:
Franchise	$18,513	$1,486	$17,027	$14,067	$1,997	$12,070
Equipment and merchandise	8,664	5,752	2,912	7,896	5,247	2,649

	$27,177	$7,238	$19,939	$21,963	$7,244	$14,719

	For the Nine Months Ended September 30, 2021			For the Nine Months Ended September 30, 2020
	Revenue	Cost of revenue	Gross profit	Revenue	Cost of revenue	Gross profit (loss)
United States:
Franchise	$29,873	$3,377	$26,496	$21,954	$5,863	$16,091
Equipment and merchandise	11,166	6,154	5,012	11,045	5,561	5,484

	$41,039	$9,531	$31,508	$32,999	$11,424	$21,575

Australia:
Franchise	$12,039	$430	$11,609	$10,985	$580	$10,405
Equipment and merchandise	3,762	3,313	449	5,185	4,489	696

	$15,801	$3,743	$12,058	$16,170	$5,069	$11,101

Rest of World:
Franchise	$10,338	$355	$9,983	$6,827	$148	$6,679
Equipment and merchandise	5,022	3,205	1,817	8,267	4,360	3,907

	$15,360	$3,560	$11,800	$15,094	$4,508	$10,586

Consolidated:
Franchise	$52,250	$4,162	$48,088	$39,766	$6,591	$33,175
Equipment and merchandise	19,950	12,672	7,278	24,497	14,410	10,087

	$72,200	$16,834	$55,366	$64,263	$21,001	$43,262

TOTAL FRANCHISES SOLD

(unaudited)

	Three months ended September 30, 2021				Three months ended September 30, 2020
	U.S.	Australia	ROW	Total	U.S.	Australia	ROW	Total
Total Franchises Sold, beginning of period	1,379	785	637	2,801	846	667	546	2,059
New Franchises Sold, net(a)	87	15	108	210	68	8	79	155
Total Franchises Sold, end of period	1,466	800	745	3,011	914	675	625	2,214

	Nine months ended September 30, 2021				Nine months ended September 30, 2020
	U.S.	Australia	ROW	Total	U.S.	Australia	ROW	Total
Total Franchises Sold, beginning of period	931	679	634	2,244	814	643	435	1,892
New Franchises Sold, net(a)	535	121	111	767	100	32	190	322
Total Franchises Sold, end of period	1,466	800	745	3,011	914	675	625	2,214

(a)	New Franchises Sold are shown net of franchises that were signed but subsequently terminated prior to the initial studio opening.

TOTAL NUMBER OF STUDIOS

(unaudited)

	Three months ended September 30, 2021				Three months ended September 30, 2020
	U.S.	Australia	ROW	Total	U.S.	Australia	ROW	Total
Total Studios, beginning of period	556	628	371	1,555	396	595	284	1,275
Initial Studio Openings, net(a)	30	5	28	63	55	9	37	101
Total Studios, end of period	586	633	399	1,618	451	604	321	1,376

	Nine months ended September 30, 2021				Nine months ended September 30, 2020
	U.S.	Australia	ROW	Total	U.S.	Australia	ROW	Total
Total Studios, beginning of period	486	616	335	1,437	320	581	239	1,140
Initial Studio Openings, net(a)	100	17	64	181	131	23	82	236
Total Studios, end of period	586	633	399	1,618	451	604	321	1,376

(a)	Initial Studio Openings are shown net of studios that have permanently closed which had a recorded initial studio opening.

GAAP to Non-GAAP Reconciliation

(in thousands, except share amounts and share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(dollars in thousands, except per share amounts)
Net (loss) income	$(130,193)	$2,349	$(197,562)	$7,484
Net interest expense	41,897	534	59,165	1,333
(Benefit) provision for income taxes	(222)	1,974	693	3,536
Depreciation and amortization	786	301	2,163	778
Amortization of deferred costs	605	290	1,330	975

EBITDA	$(87,127)	$5,448	$(134,211)	$14,106

Sales tax reserve (a)	140	1	387	516
Transaction fees (b)	5,485	1,124	8,816	3,780
Loss on derivative liability (c)	—	—	48,603	—
Certain legal costs and settlements (d)	1,029	808	4,452	1,589
Stock-based compensation (e)	85,745	—	85,745	—
Recruitment (f)	17	—	70	—
COVID concessions (g)	1,590	—	5,923	—
Relocation (h)	258	—	510	30
Development costs (i)	932	—	3,720	—
Charitable donation (j)	2,046	—	2,046	—

Adjusted EBITDA	$10,115	$7,381	$26,061	$20,021

(a)	Represents the impact of one-time sales tax liability arising from a change in timing of enforceability of certain contractual terms in arrangements with franchisees.

(b)	Represents transaction costs incurred as a part of a reorganization and the issuance of preferred shares, including legal, tax, accounting and other professional services.

(c)	Represents loss on derivative liabilities associated with convertible note.

(d)	Represents legal costs related to litigation activities and legal settlements.

(e)	Represents stock-based compensation of our employees, non-employees and directors.

(f)	Represents one-time recruitment expense of department leaders.

(g)	Represents concessions made to studios impacted by COVID, including one time COVID-19 related write-offs.

(h)	Represents costs incurred as a part of the relocation of our corporate headquarters.

(i)	Represents one-time non-recurring costs incurred with launch of new brand.

(j)	Represents one-time charitable donation made in the amount of total PPP loan forgiveness pursuant to the use of proceeds discussed in our IPO prospectus.

Investor and Media Relations:

Bruce Williams, Managing Director

ICR, Inc.

F45IR@icrinc.com

332-242-4303

Source: F45 Training Holdings Inc.